EXHIBIT 5.1



                                 April 14, 2000



Board of Directors
Marketing Services Group, Inc.
333 Seventh Avenue
New York, New York 10001

Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (No. 333-33174) filed by Marketing Services Group, Inc. (the "Company") with the Securities and Exchange Commission on March 23, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 6,130,000 shares (the "Initial Shares") of the common stock, par value $.01 per share (the "Common Stock"), of the Company, and the abbreviated Registration Statement on Form S-3 filed by the Company today pursuant to Rule 462(b) promulgated under the Act (the "Additional Registration Statement" and collectively with the Registration Statement, the "Registration Statements") in connection with the registration of an additional 18,000 shares of Common Stock (the "Additional Shares" and collectively with the Initial Shares, the "Shares"), by various selling stockholders of the Company, as identified in greater detail in the Registration Statements. In our capacity as your counsel on matters of Nevada law, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, and sale of the Shares.

      It is our opinion that the Shares have been duly authorized and, when sold by the respective selling stockholders, will be legally and validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statements, including the prospectus constituting a part thereof, and any amendments thereto.



                                    Sincerely,

                                    McDONALD CARANO WILSON McCUNE
                                    BERGIN FRANKOVICH & HICKS LLP


                                    By:/s/ A. J. HICKS
                                       ---------------
                                       A.J. Hicks, Partner